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                                                                   EXHIBIT 10.23

                              LETTER LOAN AGREEMENT

                                  March 5, 2001


The Lenders Identified on
         Schedule 1
c/o Sanders Morris Harris Inc.
600 Travis Street, Suite 3100
Houston, Texas  77002

Ladies and Gentlemen:

         The undersigned, EARTHCARE COMPANY, INC., a Delaware corporation ("PARENT"), EARTHCARE RESOURCE MANAGEMENT OF SOUTH FLORIDA, INC., a Florida corporation and indirect wholly-owned subsidiary of Parent ("ERM OF SOUTH FLORIDA"), AND EARTHCARE ACQUISITION SUB, INC., an Illinois corporation and indirect wholly-owned subsidiary of Parent ("EAS") and, together with ERM of South Florida, "BORROWER"), have requested that you ("LENDER") lend to Borrower the sum of $2,500,000.00. Subject to the terms of this Loan Agreement (this "AGREEMENT"), Borrower, Parent, and Lender hereby agree as follows:

         1. Loan. On the terms and subject to the conditions set forth in this Agreement, Lender agrees to lend to Borrower the sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) (the "LOAN") for the purpose of financing the acquisition (the "PCI ACQUISITION") of the assets of Palm Carting, Inc., a Florida corporation ("PCI"), set forth on Schedule 1 hereto (the "PCI Assets"), and the acquisition (the "LANDCOMP ACQUISITION") of LandComp Corporation, an Illinois corporation ("LANDCOMP"), pursuant to a merger of EAS with and into LandComp. The Loan shall be evidenced by a term promissory note, and any renewals and extensions thereof (the "NOTE"), in a form satisfactory to Lender, duly executed by Borrower and made payable to the order of Lender. Principal and interest on the Note shall be due and payable in the manner and at the times set forth in the Note.

         2. Fees. Parent agrees to issue to Lender 100,000 shares of the common stock, $0.01 par value ("COMMON STOCK"), of Parent at the closing of the Loan transaction contemplated hereunder. In addition, Parent agrees to issue to Lender 100,000 shares of Common Stock of Parent on the first day of each month, commencing May 1, 2001, that any portion of the Loan and/or accrued interest on the Loan remains unpaid.

         3. Conditions Precedent.

                  (a) The obligation of Lender to make the Loan to Borrower is subject to the conditions precedent that Lender shall have received duly executed copies of each document relating to the Loan listed on the last page of this Agreement in form and substance acceptable to Lender and its legal counsel (all such documents, together with this Agreement



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         and any other security documents relating to the Loan and any modifications thereof, are hereinafter collectively referred to as the "LOAN DOCUMENTS").

                  (b) The obligation of Lender to make the Loan shall be subject to the additional conditions precedent that Lender shall be furnished with, and shall have approved, such consents from Marine Bank and the financial institutions party to the Amended and Restated Credit Agreement dated as of February 15, 2000 (the "BANK CREDIT AGREEMENT"), among Parent, various financial institutions, BankBoston, N.A., as Syndication Agent, and Bank of America, N.A., as Administrative Agent, as may be required for Borrower to enter into this Agreement.

                  (c) Lender's obligation to make the Loan shall be further subject to the conditions precedent that as of the date of this Agreement with the same effect as if made on such date:

                  (i) all representations and warranties made by Borrower and Parent to Lender under this Agreement and the other Loan Documents are true and correct;

                  (ii) all documents and proceedings shall be reasonably satisfactory to legal counsel for Lender;

                  (iii) no condition or event exists which constitutes an Event of Default (as hereinafter defined) or which, with the lapse of time and/or giving of notice, would constitute an Event of Default;

                  (iv) all conditions precedent set forth in subparagraphs (a) and (b) above shall have been satisfied; and

                  (v) no material adverse change in the financial condition of Borrower or Parent since the effective date of the most recent financial statements furnished to Lender by Borrower and Parent shall have occurred and be continuing.

                  (d) Lender's obligation to advance any portion of the Loan with respect to the LandComp acquisition shall be subject to the condition precedent that Borrower and EAS shall have entered into an Agreement and Plan of Merger with LandComp and the shareholders of LandComp in form and substance satisfactory to Lender in its sole discretion.

         4. Representations and Warranties. In order to induce Lender to make the Loan, Borrower and Parent represent and warrant to Lender as follows:

                  (a) Each of South Florida and EAS is a corporation duly organized validly existing and in good standing under the laws of the State of Florida and Illinois, respectively, and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.


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                  (b) Parent is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (c) The execution, delivery, and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary action by Borrower and Parent and are the legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

                  (d) Each financial statement delivered by Borrower and Parent to Lender prior to the date of this Agreement is true and correct, fairly presents the financial condition of Borrower and Parent, and has been prepared in accordance with generally accepted accounting principles, consistently applied; as of the date of this Agreement, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to Borrower or Parent and not reflected in such financial statements; and no material adverse changes have occurred in the financial condition or business of Borrower or Parent since the date of the most recent financial statements which Borrower and Parent have delivered to Lender.

                  (e) Each of the documents (the "SEC FILINGS") filed by Parent with the Securities and Exchange Commission (the "SEC") complied when filed in all material respects with all of the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be contained therein or necessary or necessary in order to make the statements therein not misleading.

                  (f) Neither the execution and delivery of this Agreement and the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will (i) contravene or conflict with any provision of law, statute, or regulation to which Borrower or Parent is subject or any judgment, license, order, or permit applicable to Borrower or Parent or any indenture, mortgage, deed of trust, or other instrument to which Borrower or Parent may be subject or (ii) require the consent, approval, authorization, or order of any court, governmental authority, or third party in connection with the execution and delivery by Borrower or Parent of this Agreement or the transactions contemplated herein or therein, which have not previously been obtained and are in full force and effect.

                  (g) No litigation, investigation, or governmental proceeding is pending or, to the knowledge of any of Borrower's or Parent's officers, threatened against or affecting Borrower or Parent that may result in any material adverse change in Borrower's or Parent's business, properties or operations.

                  (h) There is no specific fact known to Borrower or Parent that Borrower or Parent has not disclosed to Lender in writing which is likely to result in any material adverse change in Borrower's or Parent's business, properties or operations.



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                  (i) Borrower owns all of the assets reflected on its balance sheet (most recently submitted to Lender), free and clear of all liens, security interests, or other encumbrances, except as previously disclosed in writing to Lender.

                  (j) The principal office, chief executive office, and principal place of business of Parent are in Dallas, Texas and of each Borrower is in Boca Raton, Florida.

                  (k) All tax reports and returns required by any law or regulation to be filed have been filed and all taxes required to be paid by Borrower or Parent have in fact been paid, except for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established.

                  (l) No written certificate or written statement herewith or heretofore delivered by Borrower or Parent to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading.

                  (m) Each of Borrower and Parent is in compliance with all laws, ordinances, governmental rules or regulations with respect to the Collateral, the conduct of Borrower's or Parent's business, the ownership of its assets, and otherwise, and no default exists under any material agreement, contract, or understanding to which Borrower or Parent is a party, which violation or default would result in any material adverse change in Borrower's or Parent's business, properties or operations.

                  (n) Borrower has taken all steps necessary to determine and has determined that no hazardous substances, or other substances known or suspected to pose a threat to health or the environment which are in violation of Applicable Environmental Laws ("HAZARDS") exist with respect to the Collateral. No prior use by Borrower, or to Borrower's knowledge, the prior owners of the Collateral, has occurred which violates any laws pertaining to health or the environment ("APPLICABLE ENVIRONMENTAL LAWS"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act. The Borrower's handling and maintenance of the Collateral does not and will not result in the disposal or release of any hazardous substance or Hazard on, in or to the Collateral. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.



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                  (o) No event of default under this Agreement or default under the other Loan Documents to which Borrower or Parent is a party has occurred and neither Borrower nor Parent is in default with respect to any writ, injunction, decree, or demand of any court or any government authority which would have a material adverse effect on Borrower, Parent or the Collateral.

                  (p) To the best of Parent's knowledge, there are no existing facts or circumstances that materially and adversely affect, or (insofar as the Parent can now reasonably foresee) in the future may materially and adversely affect, the business, prospects, results of operations or condition, financial or otherwise, of the Parent and/or Borrower, on an individual or consolidated basis, which are not disclosed in the Annual Report on Form 10-K for the year ended December 31, 1999, the Form 10-Q for the quarter ended September 30, 2000, other documents filed with the SEC pursuant to the Exchange Act, or in this Agreement or any exhibit hereto, or which are required to be disclosed by Parent in an Exchange Act filing.

         5. Affirmative Covenants. Until payment in full of the Note and all other obligations and liabilities of Borrower under this Agreement, Parent and Borrower agree and covenant that (unless Lender shall otherwise consent in writing):

                  (a) Borrower shall pay or cause to be paid all amounts due under the Note, this Agreement, and the other Loan Documents on the due dates thereof and will perform all of its obligations therein in full on the dates same are to be performed.

                  (b) Borrower will use the proceeds of the Loan as follows:

                  (i) $350,000 shall be paid to PCI at the closing of the PCI Acquisition as cash compensation for the PCI Assets;

                  (ii) $438,000 shall be paid to the shareholders of LandComp upon execution of the LandComp merger agreement;

                  (iii) $1,062,000 shall be paid to LandComp upon execution of the LandComp merger agreement to be used to retire certain shareholder loans; and

                  (iv) $650,000 shall be used for working capital of the Borrower including payment of costs and expenses incurred in connection with this Agreement and the issuance of the Note.

                  Pending use of the proceeds of the Loan as described above, Borrower shall retain the proceeds in its possession.

                  (c) As soon as available, and in any event (i) within 107 days after the end of each fiscal year of Parent, Parent shall deliver to Lender a copy of the annual financial statements of Parent and Borrower prepared in conformity with generally accepted accounting principles, certified (with no material qualifications or exceptions) by independent public accountants selected by Parent and acceptable to Lender, which show the financial condition of Parent and Borrower at the close of such fiscal year and the results of operations during such fiscal year, and shall include, but not be limited to, a profit and loss statement, balance sheet and such other matters as Lender may reasonably request, and (ii) within 47 days after the end of the



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         first three calendar quarters of each year, Parent shall deliver to
         Lender a copy of the quarterly and fiscal year to date financial statements of Parent and Borrower, which show the financial condition of Parent and Borrower at the close of such quarter and the results of operations during such quarter and shall include, but not be limited to, a statement of operations, balance sheet and such other matters as Lender may reasonably request.

                  (d) Each of Parent and Borrower shall conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties and investments, and shall not change the nature or type of their basic business.

                  (e) Each of Parent and Borrower shall maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles, and will give Lender access during business hours to all books, records and documents of Parent and Borrower and permit Lender to make and take away copies thereof.

                  (f) Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice, would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which Borrower or Parent is taking or proposes to take with respect thereto.

                  (g) Borrower shall maintain or cause to be maintained insurance from responsible and reputable companies in such amounts and covering such risks as is acceptable to Lender, is prudent and is usually carried by companies engaged in business similar to that of Borrower including, without limitation, insurance, comprehensive liability insurance, fire and extended insurance, with Borrower named as a co-loss payee; Borrower shall furnish Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant.

                  (h) Each of Borrower and Parent shall promptly notify Lender of (i) any material adverse change in its financial condition or business, (ii) any default under any material agreement, contract, or other instrument to which Borrower or Parent is a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by Borrower, (iii) any material adverse claim against or affecting Borrower or Parent or any of its properties, and
         (iv) any litigation or any claim or controversy which might become the subject of litigation, against Borrower or Parent or affecting any of Borrower's or Parent's property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have, in Lender's reasonable judgment, a material adverse effect on Borrower's or Parent's financial condition or business or might cause an Event of Default.

                  (i) Borrower shall maintain and preserve its existence under the laws of the State of Florida and Borrower shall preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business.



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                  (j) Borrower and Parent agree to furnish to Lender within such time period as Lender may reasonably request such additional information and statements, lists of assets and liabilities, tax returns, financial statements, reporting statements or any other reports with respect to Borrower's or Parent's financial condition, business operations, and properties as Lender may request from time to time.

                  (k) Borrower shall give notice to Lender immediately upon acquiring knowledge of the presence of any Hazards relating to the Collateral, which is in a condition that is resulting, or could reasonably be expected to result, in any adverse environmental impact, with a full description thereof; promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of any hazardous substances; and provide Lender, within 30 days after demand by Lender, with financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of removing, treating, and disposing of any such known Hazards and discharging any liens or assessments that may be established relating to the Collateral.

                  (l) Borrower shall pay and discharge when due all indebtedness and obligations including, without limitation, all assessments, taxes, government charges, levies, and liens of every kind and nature imposed upon Borrower or its properties, incomes or profit, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien, or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative, or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

                  (m) Each of Borrower and Parent shall immediately notify Lender if any Collateral suffers damage or destruction and shall promptly make arrangements satisfactory to Lender for the restoration or replacement of same.

                  (n) Each of Borrower and Parent shall, at the request of Lender, (i) promptly correct any defect, error, or omission in any Loan Document, (ii) execute, acknowledge, deliver, or record such further instruments and do such further acts deemed necessary, desirable, or proper by Lender to carry out the purposes of the Loan Documents or to protect the liens or security interests under the Loan Documents against the rights or interests of third persons, and (iii) do such further acts deemed necessary, desirable, or proper by Lender to comply with the requirements of any agency having jurisdiction over Lender.

                  (o) Parent agrees to reimburse Lender for all reasonable costs and expenses of Lender, including reasonable attorney's fees, incurred in connection with the making of the Loan, the preparation, execution, delivery, and performance of this Agreement and the other agreements referred to herein and any subsequent amendments thereto or waivers thereof, and the charges for recording fees and legal fees in connection with the Loan transaction, whether or not the Loan transaction contemplated hereunder or under any other Loan Documents is closed; and further Parent's obligations hereunder shall survive the delivery of the Loan



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         Documents, the closing of the Loan transaction contemplated hereunder, and the release or termination of the Loan Documents, or any other event whatsoever.

                  (p) As soon as possible following the filing of Parent's Annual Report on Form 10-K and, in any event, within 90 days following closing of the Loan transaction contemplated hereunder, Parent shall use its best efforts to cause to be filed with the SEC a Registration Statement on Form S-3 relating to the shares of Common Stock to be issued to Lender pursuant to Section 2 and in the event that such Registration Statement is not effective on such date, Parent shall continue to use its best efforts to cause it to become effective until it becomes effective. Parent shall use its best efforts to obtain any related qualifications, registrations, or other compliances that may be necessary under any applicable state securities laws in each jurisdiction requested by Lender. Parent shall pay all expenses incurred in connection with such registration.

                  (q) Parent shall cause EAS and ERM of South Florida to become and at all times be maintained as wholly-owned subsidiaries of EarthCare Resource Management of Florida, Inc., a wholly-owned subsidiary of Parent.

                  (r) Promptly upon request of Lender Parent or Borrower shall provide Lender with the following:

                  (i) such financial statements, tax returns and financial projections as Lender may require on Parent, each Borrower, PCI, and LandComp;

                  (ii) a copy of all certificates, licenses, and permits from the applicable governmental authority required to evidence full compliance by each Borrower, PCI, and LandComp with all laws, including all Applicable Environmental Laws (as hereinafter defined), applicable to the operation of the business of Borrower, PCI, and LandComp; and

                  (iii) policies or certificates (if acceptable to Lender) of insurance maintained by Borrower in such amounts and covering such risks as Lender may require, including without limitation, comprehensive liability insurance, fire and extended coverage casualty insurance and worker's compensation insurance.

         6. Negative Covenants. Until payment in full of the Note and all other obligations and liabilities of Borrower hereunder, and the performance of all covenants and agreements of Borrower hereunder, Borrower and Parent covenant that (unless Lender shall otherwise consent in writing):


         (a) Borrower shall not

                  (i) endorse, guarantee, or otherwise become liable for the obligations of any person, firm or corporation except for endorsements of negotiable instruments by Borrower in the ordinary course of business;

                  (ii) mortgage, assign, encumber, incur, assume or grant a security interest in or lien upon any of the assets of Borrower, except
         (i) to Lender, and (ii) on newly



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         acquired assets financed by nonaffiliated third party lenders that provide purchase money financing for such assets;

                  (iii) liquidate, dissolve or reorganize; or merge or consolidate with, or acquire all or substantially all of the assets of, any other company, firm or association; or make or permit any other substantial change in Borrower's capitalization; or make any other substantial change in its business;

                  (iv) sell any of its assets, except in the ordinary course of business; or sell any of its assets to any other person, firm or corporation with the agreement that such assets shall be leased back to Borrower, unless replaced with assets of equal value;

                  (v) own, purchase, or acquire, directly or indirectly, any promissory notes, stock or securities of any other person, firm or corporation, other than securities guaranteed as to the principal and interest by the United States government; or make any loans or advances;

                  (vi) permit any change in the management of Borrower or executive officer level;

                  (vii) make any material change in the nature of Borrower's business as carried on as of the date of this Agreement;

                  (viii) transfer, assign or encumber Borrower's rights or obligations under any Loan Documents or the proceeds of the Loan without the prior written consent of Lender; or

                  (viv) advance or loan any funds to Parent.


         (b) Parent shall not mortgage, assign, encumber, incur, assume or grant a security interest in or lien upon the proceeds of the sale of the stock or assets of (i) the Parent's subsidiaries comprising its EarthAmerica division (the "EARTHAMERICA DIVISION"), including Magnum Environmental, Inc., a Florida corporation, International Petroleum Corporation of Louisiana, a Louisiana corporation, International Petroleum Corporation of Maryland, a Maryland corporation, International Petroleum Corporation of Georgia, a Georgia corporation, International Petroleum Corporation of Delaware, a Delaware corporation, International Petroleum Corporation of Pennsylvania, a Pennsylvania corporation, International Petroleum Corporation of Lafayette, a Louisiana corporation, and International Environmental Services, Inc., a Florida corporation, or (ii) the Parent's subsidiaries comprising its EarthLiquid division (the "EARTHLIQUID DIVISION"), including EarthCare Company of Texas, a Texas corporation, Sub-Surface Liquid Injection, a Texas corporation, EarthCare Company of Pennsylvania, a Texas corporation, All County Resource Management, a New Jersey corporation, All County Resource of New York, a New York corporation, Reifsneider Environmental Services, inc., a Pennsylvania corporation, Brehms Cesspool Services, Inc., a Pennsylvania corporation, EarthCare Company of New York, a Texas corporation, Bone Dry Enterprises, Inc., a Georgia corporation, EC Acquisitions, Inc., a Georgia corporation, Hulsey Environmental Services, Inc., a Georgia corporation, John



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Hulsey Plumbing, Heating & Cooling, Inc., a Georgia corporation, and EarthCare
Environmental Services, inc., a Texas corporation, except (i) to Lender, and
(ii) the financial institutions party (the "BANKS") to Bank Credit Agreement. In addition, Parent shall apply to repayment of the Note that portion of the proceeds received by Parent upon the sale of all or a portion of its EarthAmerica division or its EarthLiquid division in excess of amounts paid to the Banks under the Bank Credit Agreement.

         (c) Parent shall not borrow any amounts under the Bank Credit Agreement in excess of the outstanding Loans and Letters of Credit (as such terms are defined in the Bank Credit Agreement as in effect on the date hereof) on the date hereof and upon repayment of any such Loans or termination of such Letters of Credit with any proceeds from the sale of the EarthAmerica division or the EarthLiquid division, Parent shall not request the Banks to extend any new Loans or Letters of Credit as to the amount so repaid. It being understood that so long as the Note is outstanding, Parent shall be entitled to borrow, repay, and reborrow amounts under the Bank Credit Agreement only as to funds generated from the operations of Parent's business and not from the sale of any assets of Parent.

         7. Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur:

                  (a) Borrower shall fail to pay when due any principal of, or interest on, the Note or any other fee or payment due hereunder or under any of the Loan Documents;

                  (b) any representation or warranty made in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                  (c) default shall occur in the performance of any of the covenants or agreements of Borrower or Parent contained herein in any of the other Loan Documents and such default (other than a monetary default) shall continue for a period of 30 days after Lender sends Borrower notice thereof;

                  (d) Borrower or any Parent shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding, or (vii) fail to pay any money judgment against it before the expiration of 30 days after such judgment becomes final and no longer subject to appeal;

                  (e) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver,



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         custodian, trustee, intervenor or liquidator of Borrower or Parent or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of 30 days; or a complaint or petition shall be filed against Borrower or Parent seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Borrower or Parent, and such petition or complaint shall not have been dismissed within 30 days; or

                  (f) Borrower or Parent shall default in the payment of any indebtedness or in the performance of any of its obligations and such default shall continue for more than any applicable period of grace.

         8. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender, at its option, may (a) declare the principal of, and all interest then accrued on, the Note and any other liabilities of Borrower to Lender to be forthwith due and payable, whereupon the same shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, (b) reduce any claim to judgment, and/or (c) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement.

         9. Collateral. As collateral and security for the indebtedness evidenced by the Note and all other indebtedness or obligations from time to time owing by Borrower to Lender and for the performance of the obligations described herein Borrower shall grant, and hereby grants, to Lender, its successors and assigns, a first and prior lien on and perfected security interest in and to the following described property, together with any and all products and proceeds thereof (the "COLLATERAL"): (i) the PCI Assets, (ii) the outstanding capital stock of ERM of South Florida and EAS, (iii) the promissory note issued by LandComp payable to the order of Donald F. Moorhead in the original principal amount of $500,000 (the "LANDCOMP NOTE"), (iv) all rights of Parent and Borrower under any agreements, documents, or instruments entered into in connection with the acquisition of either PCI or LandComp (the "ACQUISITION DOCUMENTS"), and (v) all business assets of ERM of South Florida and EAS and/or LandComp, together with all proceeds thereof. Repayment of the Note shall be guaranteed by Donald F. Moorehead.

         10. Miscellaneous.

                  (a) No Waiver. No failure to exercise, and no delay on the part of Lender in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

                  (b) Notices. All notices or other communications required or permitted under any of the Loan Documents must be given in writing and must be personally delivered, sent by facsimile transmission or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed at the address of such party as follows:

                  (i) Borrower:                      EarthCare Resource Management of South Florida, Inc.
                                                     or I.W.S. Portables, Inc.
                                                     14901 Quorum Dr., Suite 200
                                                     Dallas, Texas 75240
                                                     Attention: Chief Financial Officer
                                                     Telecopy No.: 979-858-6024


                  (ii) Parent:                       EarthCare Company, Inc.
                                                     14901 Quorum Dr., Suite 200
                                                     Dallas, Texas 75240
                                                     Attention: William W. Solomon, Jr.
                                                     Telecopy No.: 979-858-6024

                  (iii) Lender:                      Sanders Morris Harris Inc.
                                                     600 Travis Street, Suite 3100
                                                     Houston, Texas 77002
                                                     Attn: Bruce R. McMaken
                                                     Telecopy No.: 713-250-4294

         Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or telecopied as aforesaid, or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to all other parties pursuant to this Paragraph.

                  (c) Governing Law. This Agreement and the other Loan Documents are being executed and delivered, and are intended to be performed, in the State of Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement and all other Loan Documents, except to the extent: (i) otherwise specified therein; (ii) the federal or state laws governing banks expressly supersede and have contrary application; or (iii) federal laws governing maximum interest rates shall provide for rates of interest higher than those permitted under the laws of the State of Texas.

                  (d) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

                  (e) Entirety and Amendments. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Agreement and the other Loan

         Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

                  (f) Headings. Paragraph and section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

                  (g) Construction and Conflicts. The provisions of this Agreement shall be in addition to those of the Note, the Loan Documents and any guaranty, pledge or security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing the Note, the Loan Documents and any and all other notes, guaranty, pledge or security agreements in accordance with their respective terms. To the extent of any conflict or contradiction between the terms of this Agreement and the terms of the Note, the Loan Documents or any other document executed in connection herewith, the terms of this Agreement shall control.

                  (h) Indemnification; Hazardous Substances. Borrower and Parent shall protect, indemnify and hold Lender, its agents, and any immediate successors to Lender's interest in the Collateral and any other person who acquires any portion of the Collateral at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Loan Documents, and all employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, attorneys' fees and costs and expenses of investigation) which arise out of or relate in any way to any use, handling, production, transportation, disposal or storage of any hazardous substance or solid waste whether by Borrower or any other person during the ownership of the Collateral by Borrower including, without limitation, (i) all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (A) the use, generation, storage, discharge or disposal of the Collateral by Borrower or (B) any residual contamination affecting the environment, and (ii) the cost of any required or necessary repair, cleanup, or detoxification of the Collateral and the preparation of any closure or other required remedial plans. In addition, Borrower agrees that in the event the Collateral is assigned an identification number by the Environmental Protection Agency, the Collateral shall be solely in the name of Borrower or other responsible person and, as between Borrower and Lender, Borrower shall assume any and all liability for such removed Collateral. All such costs, damages, and expenses referred to herein shall hereinafter be referred to as "EXPENSES." Borrower understands and agrees that its liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (i) discovery of any violation of the Applicable Environmental Laws or (ii) the institution of any Hazardous Materials Claim (as hereinafter defined), and not upon the realization of loss or damage, and Borrower agrees to pay to Lender from time to time, immediately upon Lender's request, an amount equal to such Expenses, as reasonably determined by Lender. In addition, Borrower agrees that any Expenses incurred by Lender and not paid by Borrower shall be additional indebtedness of Borrower and shall be secured by the Loan Documents and shall accrue interest at the rate provided in the Note. The agreements contained herein shall survive the repayment of the Note and the termination of the Loan Documents. As used herein, "HAZARDOUS MATERIALS

         CLAIMS" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Applicable Environmental Laws, together with all claims made or threatened by any third party against Borrower or the Collateral relating to damage, contribution, cost recovery compensation, loss or injury resulting from any hazardous substance or solid waste. Notwithstanding anything to the contrary contained in this subparagraph or in the Loan Documents, it is hereby expressly agreed and understood that Borrower's obligation to protect, indemnify and hold Lender and the other aforementioned indemnified parties harmless from and against any and all Hazardous Materials Claims and Expenses pursuant to this subparagraph shall not apply to Hazardous Materials Claims or Expenses arising out of or relating in any way to any use, handling, production, transportation, disposal or storage of the Collateral directly caused by Lender or any such other indemnified party during the management, operation, possession or ownership of the Collateral by Lender or any such other indemnified party, and not resulting from a condition existing prior to the commencement of such management, operation, possession or ownership of the Collateral by Lender or any such other indemnified party.

                  (i) Financial Terms. As used in this Agreement, all financial and accounting terms not otherwise defined herein shall be defined and calculated in accordance with generally accepted accounting principles consistently applied.

                  (j) Expenses of Lender. Borrower and Parent will, on demand, reimburse Lender for all expenses except as otherwise provided herein, including the reasonable fees and expenses of legal counsel for Lender, incurred by Lender in connection with the preparation, administration, amendment, modification or enforcement of this Agreement, the Note and the Loan Documents and the collection or the attempted collection of the Note.

         10. Right to Assign. Lender may assign, negotiate, pledge, or otherwise hypothecate this Agreement and the other Loan Documents or any of its rights and security hereunder or thereunder, and may assign and delegate any or all of its functions under same. In case of such assignment, Borrower shall accord full recognition thereto and hereby agrees that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by the assignee thereof. Borrower shall have no right to assign all or any portion of its rights, interests, or obligations under this Agreement.

         11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         11. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         If Lender agrees to the foregoing, Lender should execute this Agreement in the space indicated below.

                                                "BORROWER"

                                                EARTHCARE RESOURCE MANAGEMENT OF
                                                SOUTH FLORIDA, INC.


                                                By:
                                                   -----------------------------
                                                   William W. Solomon, Jr.,
                                                     Chief Financial Officer

                                                EARTHCARE ACQUISITION SUB, INC.


                                                By
                                                   -----------------------------
                                                  William W. Solomon, Jr.,
                                                    Chief Financial Officer

                                                "PARENT"

                                                EARTHCARE COMPANY, INC.


                                                By:
                                                   -----------------------------
                                                   William W. Solomon, Jr.,
                                                     Chief Financial Officer

ACCEPTED:

"LENDER"


-------------------------------------
Don A. Sanders, Individually and as Independent
Executor of the Estate of John E. Drury


-------------------------------------
Katherine U. Sanders


SANDERS OPPORTUNITY FUND, L.P. and
SANDERS OPPORTUNITY FUND (INSTITUTIONAL), L.P.

By: SOF Management, LLC, General Partner


By
   ----------------------------------
     Don A. Sanders, Manager


-------------------------------------
Don Weir



List of Loan Documents

1.    Letter Loan Agreement
2.    Promissory Note(s)
3.    Security Agreement from ERM of South Florida
4.    Security Agreement from EAS
5.    UCC-1 Financing Statements from ERM of South Florida
6.    UCC-1 Financing Statements from EAS
7.    Security Agreement--Pledge from EarthCare Resource Management of Florida,
      Inc.
8.    Security Agreement from EarthCare Resource Management of Florida, Inc.
9.    UCC-1 Financing Statements from EarthCare Resource Management of Florida,
      Inc.
10.   Collateral Assignment of LandComp Note from Donald F. Moorehead
11.   Guaranty of Donald F. Moorehead

                                                                      Schedule 1

                                     Lenders

 Name and Address                                                                     Loan Commitment
 ----------------                                                                     ---------------
 Don A. Sanders                                                                          $1,000,000
 600 Travis, Suite 3100
 Houston, Texas 77002

 Sanders Opportunity Fund, L.P.                                                             109,150
 600 Travis, Suite 3100
 Houston, Texas 77002

 Sanders Opportunity Fund (Institutional), L.P.                                             390,850
 600 Travis, Suite 3100
 Houston, Texas 77002

 Katherine U. Sanders                                                                       450,000
 c/o Don A. Sanders
 600 Travis, Suite 3100
 Houston, Texas 77002

 Don A. Sanders, Independent Executor                                                       450,000
 of the Estate of John E. Drury
 600 Travis, Suite 3100
 Houston, Texas 77002

 Don Weir                                                                                   100,000
 303 Green Belt
 Houston, Texas 77079-6411
                                                                                         ----------
      Total                                                                              $2,500,000